Exhibit 99.1

Build-A-Bear Workshop, Inc. Adopts Share Repurchase Program

of up to $100 Million and Declares Quarterly Cash Dividend

ST. LOUIS (September 11, 2024) – Build-A-Bear Workshop, Inc. (NYSE: BBW) announced today that its Board of Directors has authorized a new share repurchase program of up to $100 million and declared a quarterly cash dividend of $0.20 per share on the issued and outstanding common stock of the company. The dividend will be paid on October 10, 2024, to all stockholders of record as of September 26, 2024.

On August 30, 2022, Board of Directors authorized a $50 million stock repurchase program and as of September 11, 2024, the Company had utilized approximately $44 million of that amount to repurchase over 1.9 million shares at an average price of $23.05 per share. The Board of Directors terminated this program when it adopted the new stock purchase program. Under the new stock repurchase program, the Company is authorized to purchase up to $100 million of its common stock in the open market, through privately negotiated transactions, or pursuant to one or more 10b5-1 plans. The primary source of funding for the program is expected to be cash on hand. The timing and amount of stock repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The program authorizes the Company to repurchase shares through September 30, 2028, does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the program will be subsequently retired.

“Since 2021, the Company has returned more than $115 million to shareholders in the form of share repurchases and dividends. In addition, today’s announcement of a new $100 million share repurchase authorization, in addition to our quarterly dividend, reflects the Board’s support of the Company’s strategy and confidence in its future,” said Craig Leavitt, Non-Executive Chairman of the Board.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 500 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers, and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $486.1 million for fiscal 2023. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements:

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 18, 2024 and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com